Exhibit 10.19
CONTRIBUTION AND EXCHANGE AGREEMENT
     This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of September 26 2007, by and among FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”), CKX, Inc., a Delaware corporation (“CKX”), Flag Luxury Properties, LLC, a Delaware limited liability company (“Flag”), Richard G. Cushing, as Trustee of (i) the CKX FXLR Stockholder Distribution Trust I, a grantor trust formed pursuant to the CKX FXLR Stockholder Distribution Trust I Agreement dated June 18, 2007 (the “Grantor Trust” and, together with CKX and Flag, collectively, the “Contributing Members”) and (ii) the CKX FXLR Stockholder Distribution Trust II, a conventional trust formed pursuant to the CKX FXLR Stockholder Distribution Trust II Agreement dated June 18, 2007 (the “Conventional Trust”), and FX Luxury Realty, LLC, a Delaware limited liability company (“FX LLC”). Capitalized terms used and not otherwise defined herein, shall have the meanings ascribed to them in that certain Membership Interest Purchase Agreement, dated as of June 1, 2007 and amended by Amendment No. 1 to Membership Interest Purchase Agreement (“Amendment No. 1”), dated as of June 18, 2007 (as amended, the “Purchase Agreement”), by and among CKX, Flag and FX LLC.
Background
     WHEREAS, CKX, Flag and FX LLC previously entered into Amendment No. 1, dated as of June 18, 2007, to the Purchase Agreement and, pursuant to Amendment No. 1 (i) CKX formed the Company and, in connection therewith, contributed to the capital of the Company an aggregate 15.5% Membership Interest in FX LLC; (ii) CKX, as the sole stockholder of the Company as of the time of its formation, transferred and assigned all of the equity interests in the Company to the Conventional Trust; and (iii) CKX transferred and assigned an aggregate 9.5% Membership Interest in FX LLC to Richard G. Cushing, as Trustee of the Grantor Trust; and
     WHEREAS, pursuant to the Purchase Agreement, the Company, CKX, Flag and the Grantor Trust desire to effect the Reorganization as provided herein; and
     WHEREAS, following the Reorganization contemplated hereby, the Company shall become the sole owner of all of the interests in FX LLC (except for the Flag Priority Interest), and each of CKX, Flag and the Grantor Trust shall be issued shares of common stock of the Company in such amounts as will result in the outstanding equity of the Company being owned 25% by CKX, 50% by Flag, 25% in the aggregate by the Grantor Trust and the Conventional Trust together.
Terms and Conditions
     NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Contribution. Each of the Contributing Members hereby contributes transfers and assigns to the Company and its successors and assigns, and the Company hereby accepts, all of such Contributing Member’s right, title and interest in and to such Contributing Member’s membership interest in FX LLC (the “Contributed Interests”) (except that Flag does not so contribute, transfer or assign the Flag Priority Interest). The pro rata portion of the Contributed Interests contributed by each Contributing Member is more particularly described on Exhibit“A” hereto. As a result of the contributions described herein, the Company shall hold 100% of the issued and outstanding limited liability company interests of FX LLC, except for the Flag Priority Interest.

     2. Assignment and Assumption. As consideration and in exchange for the contribution of the Contributed Interests made under Section 1, the Company shall issue to the Contributing Members shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company, which shall aggregate and constitute 84.5% of the issued and outstanding shares of Company Common Stock as of the date hereof. The pro rata portion of the Company Common Stock allocable to each Contributing Member and the portion of the shares of Company Common Stock of the Company retained by the Conventional Trust are more particularly described on Exhibit “A” hereto.
     3. Tax Treatment. The parties intend for the transactions contemplated in Section 1 and 2 to meet the requirements of a tax-deferred exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.
     4. Representations and Warranties of the Company. The Company represents and warrants to each of the Contributing Members as follows:
          (a) Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (b) Valid Issuance. Upon contribution, transfer and assignment of the Contributed Interests set forth herein, the Company Common Stock to be issued to such Contributing Member hereunder shall be validly issued, fully paid and non-assessable. Upon such issuance, (i) such Company Common Stock shall not have been issued in violation of any applicable pre-emptive right, right of first refusal, right of first offer or similar right and (ii) the Company shall have obtained any waivers and given any notices required to be obtained or given as result of such issuance, as the case may be, under any contract or agreement to which the Company is a party or bound.
          (c) Authorization; No Breach or Violation. This Agreement and the issuance of the Company Common Stock have been duly authorized by all necessary action on the part of the Company and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with the terms hereof, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement by the Company shall not conflict with or constitute a default under any material agreement under which the Company is party or bound.
     5. Representations and Warranties of the Contributing Members. Each Contributing Member, severally and not jointly, hereby represents and warrants to the Company as follows:
          (a) Authorization; No Breach or Violation. Such Contributing Member has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement by such Contributing Member shall not conflict with or constitute a default under any material agreement under which such Contributing Member is party or bound.
          (b) Ownership. Such Contributing Member owns good and valid title to, and is the sole record and beneficial owner of, the Contributed Interests being conveyed by such Contributing Member to the Company under this Agreement, free and clear of any restrictions on transfer (other than restrictions under the state and federal securities laws and the restrictions under the written operating

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agreements governing such Contributed Interests, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, except for the Permitted Pledge described below. Such Contributing Member is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Contributing Member to sell, transfer, or otherwise dispose of its Contributed Interests (other than this Agreement). Such Contributing Member is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of its Contributed Interests. Delivery of such Contributing Member’s Contributed Interests to the Company pursuant to this Agreement will convey to the Company good and valid title to the Contributed Interests, free and clear of any and all pledges, encumbrances, claims, and equities of every kind, other than the Permitted Pledge. As used herein, Permitted Pledges shall mean the pledge of C’s membership interests in FX LLC pursuant to the Revolving Credit Agreement dated May 24, 2006, by and among CKX, Bear, Stearns & Co. Inc. (“Bear Stearns”), as exclusive advisor, sole lead arranger and sole bookrunner, UBS Securities LLC and The Bank of New York, as co-syndication agents, Lehman Commercial Paper, Inc. and Credit Suisse, as co-documentation agents, and Bear Stearns Corporate Lending Inc., as administrative agent.
          (c) Exchange Entirely for Own Account. This Agreement is made with such Contributing Member in reliance upon such Contributing Member’s representation to the Company, which by such Contributing Member’s execution of this Agreement such Contributing Member hereby confirms, that the Company Common Stock to be received by such Contributing Member will be acquired for investment for such Contributing Member’s own account, not as a nominee or agent, and not with a view to the immediate resale or distribution in violation of applicable securities laws.
          (d) Disclosure of Information. Such Contributing Member hereby acknowledges that it has received all the information it has requested in connection with deciding whether to exchange the Contributed Interests for the Company Common Stock. Such Contributing Member has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of ownership of the Company Common Stock and the business, properties, prospects and financial condition of the Company. Such Contributing Member has been provided, and has familiarized itself, with the Company’s certificate of incorporation and bylaws.
          (e) Accredited Status. Such Contributing Member is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.
          (f) Restricted Securities. Such Contributing Member understands that the Company Common Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Company Common Stock may be resold without registration under the Securities Act of 1933, as amended (the “Act”) only in certain limited circumstances. In the absence of an effective registration statement covering the Company Common Stock or an available exemption from registration under the Act, the Company Common Stock must be held indefinitely.
          (g) Legends. Such Contributing Member hereby acknowledges that certificates representing the Company Common Stock shall bear the legends required by the Purchase Agreement and the Repurchase Agreement, dated June 1, 2007 and amended on June 18, 2007 by and between FX LLC, CKX, Flag and the other persons signatory thereto.
     6. Agreement to Elect Board of Directors of the Company. The parties hereto agree to vote any and all shares of Company Common Stock owned by them (or hereafter acquired), and to take such other actions as Flag or the Company shall reasonably request, to cause persons nominated by Flag to constitute a majority of the Board of Directors of the Company at all times until immediately prior to the consummation of the Stockholder Distribution or such earlier time as Flag shall specify. The agreements

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     contained herein shall apply to all successors and assigns of Company Common Stock owned by any party hereto and Company Common Stock certificates shall bear an appropriate legend referencing the provisions hereof.
     7. Equity Ownership of the Grantor Trust and the Conventional Trust. The parties acknowledge that the limited liability company operating agreement of FX LLC provided for the establishment and adjustment of the relative Company equity ownership interests of the Grantor Trust (the “Grantor Trust Equity Percentage”) and the Conventional Trust (the “Conventional Trust Equity Percentage”) in connection with the Reorganization, and that such percentages were to equal, in the aggregate, 25% based on the issued and outstanding capitalization as of the date hereof. In that regard, notwithstanding anything herein to the contrary, the Grantor Trust Equity Percentage and the Conventional Trust Equity Percentage immediately prior to the Stockholder Distribution equal, in the aggregate, 25% (based on the issued and outstanding equity of the Company as of the date hereof) which shall be allocated between the Conventional Trust and the Grantor Trust as follows:
          (a) The Conventional Trust Equity Percentage shall be equal to the product of twenty-five percent (25%) and the quotient of (x) the number of shares of CKX common stock, par value $0.01 per share (the “CKX Common Stock”), held by beneficiaries of the Conventional Trust on the record date described in the CKX FXLR Shareholder Distribution Trust II Agreement (not including beneficiaries of the Conventional Trust that are also beneficiaries of the Grantor Trust to the extent of shares reflected on Schedule II to the CKX FXLR Shareholder Distribution Trust I Agreement) divided by (y) the total number of shares of CKX Common Stock issued and outstanding on the record date described in the CKX FXLR Shareholder Distribution Trust II Agreement and held by beneficiaries of the Grantor Trust and the Conventional Trust; and
          (b) The Grantor Trust Equity Percentage shall be equal to the product of twenty-five percent (25%) and the quotient of (x) the number of shares of CKX Common Stock held by beneficiaries of the Grantor Trust on the record date described in the CKX FXLR Shareholder Distribution Trust I Agreement and reflected on Schedule II of the CKX FXLR Shareholder Distribution Trust II Agreement divided by (y) the total number of shares of CKX Common Stock issued and outstanding on the record date described in the CKX FXLR Shareholder Distribution Trust I Agreement and held by beneficiaries of the Grantor Trust and the Conventional Trust.
          (c) The percentages referenced in this Section 7 are based on the issued and outstanding share capital of the Company as of the date hereof and shall be ratably adjusted to reflect any changes in the share capital of the Company following the date hereof.
          (d) The Conventional Trust, the Grantor Trust and the Company shall take such actions as are required or deemed necessary to cause the relative equity ownership of such trusts to be in accord with the provisions hereof, including, but not limited to, surrendering for cancellation and re-issuance (in accordance with the terms hereof) stock certificates representing Company Common Stock.
     8. Independent Nature of Obligations. The obligations of each Contributing Member under this Agreement are several and not joint with the obligations of any of the other Contributing Members. Each Contributing Member hereby acknowledges that its investment decision with respect to the Company Common Stock and the transactions contemplated hereby was not in reliance upon the participation of any other Contributing Member.
     9. Assignment; Binding Effect. No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto. For the purposes of this Section 9, an assignment includes any transfer, including by merger or otherwise by operation of law. Subject to the foregoing, all of the terms and conditions of this Agreement shall be binding on and inure

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to the benefit of and be enforceable by the parties hereto and all their respective permitted successors and assigns.
     10. Entire Agreement; Severability. This Agreement sets forth the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     11. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” and (d) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section references are to this Agreement unless otherwise specified. Any reference to a party’s being satisfied with any particular item or to a party’s determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.
     12. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without regard to any choice of law or conflict of law, choice of forum or provision, rule or principle (whether of the State of New York or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties hereby irrevocably (a) submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York, New York and (b) waive the right and shall not assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each party also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers. EACH PARTY HEREBY IRREVOCABLY WANES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
     13. Waivers and Consents Under Operating Agreements. To the extent the transactions contemplated by this Agreement would require notice or consent under the written company operating agreement of FX LLC (including, without limitation, any provisions that would require consent of, or grant preemptive rights to, the other members in connection with a proposed transfer of membership interests, any provisions that would require consent in order for the Company to be admitted as a new or substitute member, or any provisions that would require FX LLC to be dissolved in the event of a withdrawal of members), each of the Contributing Members hereby waives and/or provides the consents required under such provisions with respect to the transactions contemplated hereunder.
     14. Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or as an

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attachment to an electronic mail message in “pdf’ or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party to any such agreement or instrument, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf’ or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
[Signatures on succeeding page]

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     IN WITNESS WHEREOF, the parties have executed this Contribution and Exchange Agreement as of the date first above written.

COMPANY:

FX REAL ESTATE AND ENTERTAINMENT INC.

By:	/s/ Mitchell J. Nelson

Name:	Mitchell J. Nelson

Title:	Vice President

CONTRIBUTING MEMBERS:

CKX, INC.

By:	/s/ Thomas P. Benson

Name:	Thomas P. Benson

Title:	Chief Financial Officer

FLAG LUXURY PROPERTIES, LLC

By:	/s/ Paul C. Kanavos

Name:	Paul C. Kanavos

Title:	President

CKX FXLR STOCKHOLDER DISTRIBUTION TRUST I

By:	/s/ Richard G. Cushing

Name:	Richard G. Cushing, Trustee

THE CONVENTIONAL TRUST:

CKX FXLR STOCKHOLDER DISTRIBUTION TRUST II

By:	/s/ Richard G. Cushing

Name:	Richard G. Cushing, Trustee

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FX LLC:

FX LUXURY REALTY, LLC

By:	/s/ Mitchell J. Nelson

Name:	Mitchell J. Nelson

Title:	Senior Vice President

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Exhibit “A”
Allocations among the Contributing Members and the Conventional Trust

	Contributed
	membership
	interests of FX
	LUXURY	Company Common	Retained Company	Total Share of Company
	REALTY, LLC	Stock to be Issued	Common Stock	Common Stock
CKX, INC.	25%	25%	N/A	25%
Flag Luxury Properties, LLC*	50%*	50%	N/A	50%
CKX FXLR Stockholder Distribution Trust I	9.5%	9.5%	N/A	9.5%
CKX FXLR Stockholder Distribution Trust II	N/A	N/A	15.5%	15.5%
				TOTAL: 100%

*	Excludes the Flag Priority Interest.